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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merix Corporation on Form S-3 of our report dated June 25, 1999, appearing in the Annual Report on Form 10-K of Merix Corporation for the year ended May 26, 2001 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Portland, Oregon
June 12, 2002